EXHIBIT 99.1

Premier Exhibitions, Inc. Announces Partnership to Produce Titanic television series

ATLANTA, Oct. 20, 2016 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (OTCQB:PRXIQ), a leading provider of museum-quality touring exhibitions around the world ("Premier" or the "Company"), announces a Limited Licensing Agreement (the “Agreement”) with Vancouver-based Infinity Filmed Entertainment Group Ltd. and Partners In Motion Pictures Inc. (the “Partners”).  Under the Agreement, the Partners have access to use the Titanic intellectual property for the limited purpose to produce a new television series, Titanic: Stories from the Deep (the “TV Series”).

The Agreement allows the Partners to create pitch materials, from archived images and underwater footage, for solicitation to potential broadcasters and financiers throughout the development phase of the TV Series.  Our Partners will be attending various content market expos in Europe and North America over the next six months.  The Agreement does not preclude or limit Premier’s current use which includes artifact exhibitions and exploring other new global opportunities to monetize the Titanic artifact collection and its intellectual property.

“This is the chance of a lifetime. We have a unique opportunity to find our way back to the Titanic and explore the lives of those who were on board thanks to the objects they left behind,” said Shel Piercy, President of Infinity Films.

Adds Ron Goetz, Executive Vice President of Partners In Motion: “We expect this series will move into production early in 2017 and are now reviewing potential broadcasters and foreign producers.”

“The story of Titanic is not one story, but many. This collaboration will give untold stories a voice: inspiring future generations and enhancing Titanic’s legacy,” said Daoping Bao, Chairman and Chief Executive Officer of Premier Exhibitions, Inc.

Principal photography on season one of Titanic: Stories from the Deep is expected to be completed by the end of 2017.

About Premier Exhibitions, Inc.:

Premier Exhibitions, Inc. (OTCQB:PRXIQ), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues. Additional information about Premier Exhibitions, Inc. is available at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions, Inc. believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions, Inc. can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate. In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions, Inc. that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions, Inc. most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions, Inc. does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For further information contact:
Jerome Henshall
Chief Financial Officer
Premier Exhibitions, Inc.
+1 (404) 842-2600

Shel Piercy
President
Infinity Filmed Entertainment Group Ltd.
+1 (604) 505-3616

Ron Goetz
Executive Vice President
Partners In Motion